Exhibit 10(iv)
Fifth Amendment to
Joint Venture Agreement dated 13 November 2002
This Amendment (“Fifth Amendment”) to the subject Agreement, is entered into by and between
Nanya Technology Corporation, a company legally established under the laws of the Republic of China and having its head office at Hwa-Ya Technology Park 669, Fuhsing 3rd Road, Kucishan, Taoyuan, Taiwan, Republic of China (hereinafter “NTC”),
and
Qimonda AG, a company legally established under the laws of Germany and having its head office at Gustav-Heinemann-Ring 212, 81739 Munich, Germany (hereinafter “QAG”)
(collectively the “Parties”)
WHEREAS, NTC and Infineon Technologies AG (“Infineon”) have entered into a Joint Venture Agreement on 13 November 2002, a First Amendment to the Joint Venture Agreement on 3 December 2003, a Second Amendment to the Joint Venture Agreement on 28 September 2004, a Third Amendment to the Joint Venture Agreement on 5 April 2005 and a Fourth Amendment to the Joint Venture Agreement on 24 March 2006.
WHEREAS, Infineon on March 13th, 2007 assigned such contracts specified above to QAG.
WHEREAS, the Parties have agreed on further changes to the Joint Venture Agreement and the Forth Amendment.
NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:
1.	Section 1.4-4 including the changes made to it in the Fourth Amendment shall be replaced by the following:
“
     1.4-4 Minimum Shareholding
(a)	Notwithstanding anything to the contrary of other provisions set forth in this Article 1, each Party together with its Affiliates shall own a minimum of 30% of the outstanding shares of the Company at any time (the “Minimum Shareholding”) and shall not pledge, hypothecate or otherwise use its shares as security, or grant options over its legal and beneficial interest in these 30% of the outstanding shares (“Encumbrance”), with the understanding that if a Party transfers its shares in the Company to an Affiliate as contemplated by Subsection 1.4-3 above, the Transferring

Party shall be relieved from the Minimum Shareholding obligation and the Affiliate shall forthwith adhere to the Minimum Shareholding obligation.

(b)	Any action in violation of this provision shall be considered a material breach of this Agreement according to Subsection 7.3 (a).

(c)	In case the non-breaching Party decides not to terminate this Agreement for material breach according to Subsection 7.3 (a), it may choose that each Party’s Output Share shall be adjusted by the following formula: The breaching Party shall be obligated to offer to the non-breaching Party, and the non-breaching Party shall have the right of first refusal to the offer from the breaching Party, a share of the Total Capacity amounting to 1.7[x]% of the Total Capacity of the Company if the breaching Party’s shareholding is [x]% less than 30% of the shares of the Company, or if the breaching Party’s shareholding free of any Encumbrance is [x]% less than 30% of the shares of the Company. By way of example: If the breaching Party’s shareholding is decreased to 16% of the outstanding shares of the Company, it shall offer to the non-breaching Party 23.8% (1.7 [30-16])% of the Total Capacity. The terms Output Share and Total Capacity used in this Subsection 1.4-4 shall have the same meaning as defined in the PPCRA and the Parties shall cause the Company to comply with this Subsection 1.4-4.

(d)	Further to the rights of the non-breaching Party to terminate this Agreement pursuant to Section 7.3 (a), or to claim an adjustment of the Output Share pursuant to Subsection 1.4-4 (c), the breaching Party shall on written request of the non-breaching Party:
•	withdraw one of its appointed directors if the shareholding of the breaching Party drops below 27%;

•	withdraw two of its appointed directors if the shareholding of the breaching Party drops below 23%:

•	withdraw three of its appointed directors and its appointed supervisor if the shareholding of the breaching Party drops below 19%;

•	withdraw four of its appointed directors and its appointed supervisor if the shareholding of the breaching Party drops below 15%.”
2.	Section 7.3 (f) shall be replaced by the following:
(f)	In the case that either Party has disposed of, or subjected to an Encumbrance its shares of the Company in violation of Subsection 1.4-4 (where only the non-violating Party shall have the right to unilaterally terminate this Agreement).

3.	Unless expressly modified by this Fifth Amendment, all of the other provisions of the Joint Venture Agreement and its amendments shall remain in full force and effect.

Nanya Technology Corporation

By:	/s/ Jih Lien
	Name:	Jih Lien
	Title:	President
	Date:	Oct. 24, 2007

Qimonda AG

By:	/s/ Kin Wah Loh		And by:	/s/ Michael Majerus
	Name:	Kin Wah Loh		Name:	Michael Majerus
	Title:	CEO		Title:	CFO
	Date:	Oct. 10, 2007		Date:	Oct. 10, 2007